UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	June 9, 2008

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2008, MRU Holdings, Inc., a Delaware corporation (the “Company”), entered into a note and warrant purchase agreement (the “Purchase Agreement”), by and among the Company and certain affiliates of the Company listed on the Investor Schedule attached thereto (each, an “Investor” and collectively, the “Investors”). On such date, in exchange for a payment of $5,000,000 in cash, the Company issued, in a private placement transaction (the “Private Placement”): (i) convertible promissory notes in the original aggregate principal amount of $5,000,000 (collectively, the “Notes”) and (ii) warrants to purchase in the aggregate 490,196 shares of common stock of the Company (the “Common Stock”), which are exercisable at an exercise price of $2.55 per share if, and only if, the Notes are not converted as provided for below or repaid on or prior to the Alternate Interest Rate Date (as defined below) (the “Warrants”). The terms on which the Notes may be converted and the Warrants exercised are described in greater detail below. The Purchase Agreement contains standard representations, and warranties and affirmative and negative covenants.

The Company will use the proceeds from the issuance of the Notes to increase its liquidity position for the upcoming peak student loan season, prefund marketing expenses associated with the peak student loan season and any expenses associated with the Company’s upcoming securitization of its existing private student loan portfolio.

The Notes will accrue interest on the unpaid principal amount at a simple annual interest rate of nine percent (9%) per annum up to, but not including, September 30, 2008 (the “Alternate Interest Rate Date”) and at a simple annual interest rate of eighteen percent (18%) per annum from and after the Alternative Interest Rate Date until paid in full. Unless earlier converted as described below, the Notes are due on October 31, 2010 (the “Maturity Date”). Repayment of the Note is subject to the limitations contained in the Subordination Agreement (defined below), the terms of which are summarized below.

In addition, if in the future the Company offers equity securities, the first such sale in excess of the minimum threshold amount mutually agreed to by the Company and the Investors (the “Equity Securities”), then the outstanding principal amount of the Notes together with the accrued but unpaid interest will convert automatically into the class of Equity Securities sold by the Company to new investors; provided, however, that such Equity Securities are not redeemable prior to the Maturity Date. Unless the Notes are automatically converted, the Notes may not be prepaid prior to the Alternate Interest Rate Date without the consent of the Investors, which consent may be given or withheld in their sole discretion. Thereafter, the Notes may be prepaid without premium or penalty at the Company’s option on ten (10) days prior notice to the Investors.

If the Notes are not automatically converted as described above, or if not so automatically converted, not repaid on the Alternate Interest Rate Date, then each Investor will have the option to convert the outstanding principal of and accrued and unpaid interest on the Notes into shares of Common Stock at a conversion price of $2.58125 per share; provided, however, that such Investor will not have the right to convert the principal of or accrued and unpaid interest on the Note in excess of that portion of the principal and accrued interest that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such Investor and its affiliates to exceed 19.99% of either (i) the total outstanding shares of Common Stock of the Company or (ii) the voting power of the Company, following such conversion or issuance of shares (collectively, the “Issuance Limitations”), unless the Company’s stockholders approve any “change of control” (as defined under NASDAQ Marketplace Rule 4350(i)(1)(B)), in which case the Issuance Limitations would not apply. The Company has agreed that, if the Notes are not automatically converted and not repaid on the Alternate Interest Rate Date, the Company will also use its commercially reasonable efforts to include a proposal in the proxy statement for its next annual meeting of stockholders to be held after the Alternate Interest Rate Date seeking stockholder approval to allow the Investors to exercise the Warrants and convert the Notes in full without regard to the Issuance Limitations.

The Notes also contain customary events of default, which include, among other things, the occurrence of a default on payment of principal when due, a default on the payment of interest for 30 days, bankruptcy or the default on $500,000 or more in other indebtedness.

The Warrants are exercisable for an aggregate of 490,196 shares of Common Stock at an exercise price of $2.55 per share prior to June 8, 2013 if, and only if, the Notes are not automatically converted or repaid on or prior to the Alternate Interest Rate Date; provided, however, that in no event will the Investors be entitled to exercise the Warrants for a number of shares of Common Stock in excess of the Issuance Limitations, unless the Company’s stockholders approve a “change of control” (as defined under NASDAQ Marketplace Rule 4350(i)(1)(B)), in which case the Issuance Limitations would not apply. The Warrants may be exercised by the Investors by making payment in full of the exercise price either in cash or by written instruction directing the Company to cancel or surrender a portion of the Warrant to satisfy payment of the exercise price. Payment by such cancellation or surrender is deemed a “cashless exercise.”

In connection with the issuance of the Notes, The Company became a party to a subordination agreement with the Investors, a senior secured lender to the Company (the “Senior Lender”) and the collateral agent to the Senior Lender (the “Subordination Agreement”). Pursuant to the Subordination Agreement, among other things, (i) the Investors agreed that the payment of any indebtedness under the Notes would be subordinated to the payment in full of the Senior Indebtedness (as defined in the Subordination Agreement) and (ii) the Company agreed not to take any action that would frustrate the purposes of the subordination of the Notes to the Senior Indebtedness. Notwithstanding the foregoing, the issuance of securities of the Company to the Investors upon the automatic or optional conversion of the Notes or upon the exercise of the Warrants as described above will not be deemed a violation of the Subordination Agreement or the documents evidencing the Senior Indebtedness.

The respective descriptions of the (i) Purchase Agreement, (ii) the Notes and (iii) the Warrants are brief summaries only and are qualified in their entirety by their respective terms set forth in each document, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending June 30, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K (“Current Report”) is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The Notes and the Warrants offered in the Private Placement, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration of the resale of the Notes and the Warrants or an applicable exemption from the registration requirements of the Securities Act. The transactions contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and/or Regulation D thereunder. Pursuant to the Purchase Agreement, the Investors each made representations to the Company regarding their respective suitability to invest in the Private Placement, including, without limitation, that each Investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) of the Securities Act.

This Current Report shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

June 13, 2008	By:	/s/ Vishal Garg
Name: Vishal Garg
Title: Co-President